Exhibit 99.2

March 22, 2021

LIBERTY TRIPADVISOR ANNOUNCES AGREEMENT TO REPURCHASE PORTION OF PREFERRED SHARES FROM CERTARES

Funded through proceeds of new debt issuance and deliverance of Tripadvisor stock

Certares permanently waives put right on remaining Preferred Shares

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) (Nasdaq: LTRPA, LTRPB) announced today that it has entered into an agreement (the “Repurchase Agreement”) with an affiliate of Certares Management LLC (“Certares”) whereby Liberty TripAdvisor expects to repurchase in a private transaction approximately 40% of the 8% Series A Cumulative Redeemable Preferred Stock of Liberty TripAdvisor (“Preferred Shares”) held by Certares.

The Preferred Shares will be repurchased in exchange for a combination of:

•	$92 million value of Tripadvisor, Inc. (“Tripadvisor”) common stock, and
•	Net proceeds from a proposed new issuance by Liberty TripAdvisor of Exchangeable Senior Debentures with Tripadvisor common stock underlying (the “Exchangeable Debentures”), less

o	Approximately $35 million to fund Liberty TripAdvisor’s anticipated working capital needs for several years
o	An amount sufficient to fund interest payments anticipated under the proposed Exchangeable Debentures through March 27, 2025, the mandatory redemption date for the Preferred Shares and
o	Certain transaction expenses.

In the Repurchase Agreement, Certares has (1) agreed to permanently waive the right to cause Liberty TripAdvisor to redeem Preferred Shares (the “Put Right”) prior to the mandatory redemption date, (2) granted Liberty TripAdvisor the option to repurchase all or a portion of the remaining Preferred Shares on or after March 27, 2024 (the “Call Right”), and (3) agreed to hold the Tripadvisor shares for a period of at least six months. Liberty TripAdvisor has agreed to provide Certares with the right to transfer up to 49% of the remaining Preferred Shares outstanding following the completion of the repurchase pursuant to the Repurchase Agreement, subject to its consent. Any future transferee of Preferred Shares will be required to agree to the waiver of the Put Right and the grant of the Call Right.

“Skilled execution by Tripadvisor, despite a challenging 2020, has positioned the company well for an industry rebound and has been appreciated by the market. Certares, with their deep experience in travel, tourism and hospitality, has been a valuable partner to Tripadvisor since they made their investment in Liberty TripAdvisor a year ago,” said Greg Maffei, Liberty TripAdvisor Chairman and CEO.  “We are pleased to have reached this mutually beneficial agreement, providing Certares with an attractive return on their investment while maintaining their strategic partnership and company involvement. At Liberty TripAdvisor, this stabilizes our capital structure and voting position with the permanent waiver of the put right, and enhances our ownership position with increased upside in our remaining equity stake.”

“It’s been a productive year working with Tripadvisor and Liberty TripAdvisor,” said Greg O’Hara, Founder and Senior Managing Director of Certares.  “We’re impressed with how the company handled the pandemic while remaining focused on future opportunities.  We’re pleased that, through this agreement, we’ve achieved a monetization while fortifying our relationship, becoming a direct investor in Tripadvisor and continuing to hold a position in Liberty TripAdvisor.”

The number of Preferred Shares actually repurchased from Certares will depend upon the closing share price of Tripadvisor common stock on the date of pricing of the proposed private offering of Exchangeable Debentures and the amount of net proceeds from the issuance of the Exchangeable Debentures (including from the potential exercise of the option expected to be granted to the initial purchasers to purchase additional Exchangeable Debentures). Based on the closing share price of Tripadvisor common stock on March 19, 2021 and assuming the initial purchasers elect to exercise in full their option to purchase additional Exchangeable Debentures, Liberty TripAdvisor estimates that it will repurchase approximately 40% of the outstanding Preferred Shares. Liberty TripAdvisor does not expect to incur a tax liability in connection with the delivery of Tripadvisor shares to Certares.

Certares has also permanently waived its right to appoint a preferred stock director to the Liberty TripAdvisor Board. Although Greg O’Hara will resign as a preferred stock director, the Liberty TripAdvisor Board has determined to immediately re-elect Mr. O’Hara as a Class III member elected generally with all other directors. Mr. O’Hara will also continue as Vice Chairman of the Liberty TripAdvisor Board and as a member of the Tripadvisor Board following the transaction.

Liberty TripAdvisor and Certares have also agreed that an additional diverse director will be added to the Liberty TripAdvisor Board following the transaction.

Prior to the aforementioned transactions, Liberty TripAdvisor owns approximately 18.2 million shares of Tripadvisor common stock, including 2.4 million shares pledged as collateral under its variable prepaid forward, and approximately 12.8 million shares of Tripadvisor Class B common stock. There is no impact to the variable prepaid forward at Liberty TripAdvisor as a result of the transactions.

Concurrent with the closing of the Exchangeable Debentures, Liberty TripAdvisor plans to terminate its $25 million Senior Secured Revolving Credit Facility (the "Credit Facility").

All transactions referenced herein are subject to certain conditions and expected to be completed on or about March 29, 2021 (with a portion of the Preferred Shares to be repurchased following the closing of the initial purchasers’ option to purchase additional Exchangeable Debentures, if exercised).

Liberty TripAdvisor is announcing the launch of the proposed offering of the Exchangeable Debentures today by separate press release with an initial aggregate principal amount of $300 million (or up to $330 million aggregate principal amount if the initial purchasers for the offering exercise in full the option expected to be granted to them to purchase additional Exchangeable Debentures).

The offering of the Exchangeable Debentures will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the U.S. except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Exchangeable Debentures will be offered by means of an offering memorandum solely to “Qualified Institutional Buyers” pursuant to, and as that term is defined in, Rule 144A of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Exchangeable Debentures nor shall there be any sale of the Exchangeable Debentures in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the repurchase of Preferred Shares, the issuance of Exchangeable Debentures, the timing of the closing of the transaction with Certares and the termination of the Credit Facility and the composition of the Liberty TripAdvisor Board. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions and conditions to the repurchase of Preferred Shares and the issuance of Exchangeable Debentures. These forward-looking statements speak only as of the date of this press release, and Liberty TripAdvisor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty TripAdvisor’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty TripAdvisor, including its most recent Annual Report on Form 10-K, for risks and uncertainties related to Liberty TripAdvisor’s business which may affect the statements made in this press release.

About Liberty TripAdvisor

Liberty TripAdvisor Holdings, Inc. (Nasdaq: LTRPA, LTRPB) consists of its subsidiary Tripadvisor. Tripadvisor is the world’s largest online travel community, aggregating reviews and opinions from its community of travelers about destinations, accommodations, restaurants and activities throughout the world.

About Certares

Established in 2012, Certares focuses on direct investments in proprietary transactions, leveraging deep sector experience in the travel and hospitality industries, and with a consistent emphasis on partnership with management teams to drive growth. Certares brings together a team with decades of both operational and investment experience in private equity, travel, tourism, hospitality and travel-related business and consumer services. For more information, please visit certares.com.

Liberty TripAdvisor Holdings, Inc.

Courtnee Chun, 720-875-5420

Source: Liberty TripAdvisor Holdings, Inc.